AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2010
REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELPHI FINANCIAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	13-3427277
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

1105 NORTH MARKET STREET	19899
SUITE 1230	(ZIP CODE)
P.O. BOX 8985
WILMINGTON, DELAWARE
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

DELPHI FINANCIAL GROUP, INC. 2010 OUTSIDE DIRECTORS STOCK PLAN
DELPHI FINANCIAL GROUP, INC. 2010 EMPLOYEE
STOCK PURCHASE PLAN
DELPHI FINANCIAL GROUP, INC. 2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD
PLAN
(FULL TITLE OF THE PLAN)

ROBERT ROSENKRANZ
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER
DELPHI FINANCIAL GROUP, INC.
1105 NORTH MARKET STREET
SUITE 1230
P.O. BOX 8985
WILMINGTON, DELAWARE 19899
(NAME AND ADDRESS OF AGENT FOR SERVICE)
(302) 478-5142
(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copy to:
Chad W. Coulter, Esq.
Senior Vice President, General Counsel and Secretary
Delphi Financial Group, Inc.
1105 North Market Street
Suite 1230
P.O. Box 8985
Wilmington, Delaware 19899

CALCULATION OF REGISTRATION FEE

			PROPOSED
		PROPOSED	MAXIMUM	AMOUNT OF
		MAXIMUM	AGGREGATE	REGISTRATION
TITLE OF SECURITIES	AMOUNT TO BE	OFFERING PRICE	OFFERING PRICE	FEE
TO BE REGISTERED	REGISTERED (1)	PER SHARE (2)	(2)	(2)
Class A Common Stock, par value $0.01 per share (2010 Outside Directors Stock Plan)	750,000 shares	$25.55	$19,162,500	$1,366.29
Class A Common Stock, par value $0.01 per share (2010 Employee Stock Purchase Plan)	750,000 shares	$25.55	$19,162,500	$1,366.29
Class A Common Stock, par value $0.01 per share (2003 Employee Long-Term Incentive and Share Award Plan)	6,250,000 shares	$25.55	$159,687,500	$11,385.72

(1)	Subject to adjustment to prevent dilution resulting from share subdivisions, bonus issues or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Delphi Financial Group, Inc. on June 16, 2010, which was $25.55 per share, as reported on the New York Stock Exchange.
This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the 2003 Employee Long-Term Incentive and Share Award Plan, the Second Amended and Restated Directors Stock Option Plan and Second Amended and Restated Employee Stock Option Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the Registration Statements on Form S-8 (File Nos. 333-96293 and 333-134563) filed with the Securities and Exchange Commission on February 7, 2000 and May 30, 2006, respectively, are incorporated herein by reference.

PART I
INFORMATION REQUIRED
IN SECTION 10(A) PROSPECTUS
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
     * As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered, without charge, upon written or oral request, to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.
PART II
INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents have been filed by Delphi Financial Group, Inc. (“Delphi” or the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference:
     (1) annual report on Form 10-K for the fiscal year ended December 31, 2009;
     (2) quarterly report on Form 10-Q for the quarterly period ended March 31, 2010;
     (3) current reports on Form 8-K dated May 6, 2010 and June 10, 2010; and
     (4) the description of Class A Common Stock in the registration statement on Form 8-A filed October 15, 1996 under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report for the purpose of updating such description.
     All documents filed by Delphi with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Class A Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.
     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.
ITEM 4. DESCRIPTION OF SECURITIES.
     The description of the Company’s Class A Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     As of June 17, 2010, Chad W. Coulter was the beneficial owner of 73,569 shares of Class A Common Stock, of which 33,369 shares were owned by Mr. Coulter. The remaining shares consist of 40,000 shares of Class A Common Stock which were represented by stock options exercisable within sixty days.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Delphi is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (“DGCL”), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Article Eighth of the Restated Certificate of Incorporation of the Company provides for indemnification of its officers and directors to the full extent permitted by the DGCL.
     Article Eighth of the Restated Certificate of Incorporation also provides that directors of the Company will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8. EXHIBITS.
     See Exhibit Index.
ITEM 9. UNDERTAKINGS.
     The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registra-

tion statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Delphi Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of June, 2010.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 17th day of June, 2010, in the capacities indicated.

Signature	Title

/s/ ROBERT ROSENKRANZ Robert Rosenkranz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Kevin R. Brine	Director

* Edward A. Fox	Director

* Steven A. Hirsh	Director

* Harold F. Ilg	Director

* James M. Litvack	Director

* James N. Meehan	Director

* Philip R. O’Connor	Director

Signature	Title

* Donald A. Sherman	President, Chief Operating Officer and Director

* Robert F. Wright	Director

* By:	/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Attorney in Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

4.1	Delphi Financial Group, Inc. 2003 Employee Long-Term Incentive and Share Award Plan (incorporated by reference herein to the designated exhibit to the Company’s Current Report on Form 8-K dated May 14, 2007)

4.2	Delphi Financial Group, Inc. 2003 Employee Long-Term Incentive and Share Award Plan (incorporated by reference herein to the designated exhibit to the Company’s Current Report on Form 8-K dated June 15, 2009)

4.3	Delphi Financial Group, Inc. 2010 Outside Directors Stock Plan (incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed on April 4, 2010)

4.4	Delphi Financial Group, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Company’s definitive proxy statement on Schedule 14A filed on April 4, 2010)

5.1	Opinion of Chad W. Coulter

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Chad W. Coulter (included in Exhibit 5.1)

24.1	Powers of Attorney